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                                                                   EXHIBIT 10.29

                        FORM OF NON-EMPLOYEE DIRECTOR
                            STOCK OPTION AGREEMENT
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          This OPTION AGREEMENT (the "Agreement"), is entered into this __ day of _____, 1997, by and between ALEXANDRIA REAL ESTATE EQUITIES, INC., a Maryland corporation (the "Corporation"), and __________, a non-employee director of the Corporation (the "Optionee"). Any capitalized terms not defined herein shall have the meaning set forth in the Plan (defined below).

          Pursuant to the Alexandria Real Estate Equities, Inc. 1997 Stock Award and Incentive Plan (the "Plan"), the Committee has determined that the Optionee is to be granted, on the terms and conditions set forth herein (and subject to the terms and provisions of the Plan), a nonqualified stock option (an "Option") to purchase shares of the Corporation's common stock and hereby grants such Option. It is intended that the Option constitute a "nonqualified stock option" that is not an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Any capitalized terms not defined herein shall have the meaning set forth in the Plan.

TERMS AND CONDITIONS OF THE OPTION
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          1.   NUMBER OF SHARES AND OPTION PRICE.  The Option entitles the
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Optionee to purchase [     ] shares of the Corporation's common stock, par value
[$     ] per share (the "Option Shares"), at a price (the "Option Price") of
[$     ] per share.

          2.   PERIOD OF OPTION.  Unless the Option is previously terminated
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pursuant to this Agreement, the term of the Option and of this Agreement shall commence on the date hereof (the "Date of Grant") and terminate upon the expiration of ten (10) years from the Date of Grant. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

          3.   CONDITIONS OF EXERCISE.  The Option shall be exercisable in full
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immediately upon grant, and the right of the Optionee to purchase shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time, prior to the tenth (10th) anniversary of the Date of Grant.
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          4.   NONTRANSFERABILITY OF OPTION.  The Option and this Agreement
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shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order ("QDRO"), and the Option may be exercised during the lifetime of the Optionee, only by the Optionee or by his or her legal representative or as otherwise provided by a QDRO.

          5.   EXERCISE OF OPTION.  The Option shall be exercised in the
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following manner:  the Optionee, or other person or persons having the right to exercise the Option, shall deliver to the Corporation written notice specifying the number of Option Shares which he or she elects to purchase, together with cash in an amount equal to the Option Price and the Option Shares purchased shall thereupon be promptly delivered. In addition, the Optionee or other such person shall be entitled to exercise in any other manner permitted under the Plan and approved by the Committee. The Optionee will not be deemed to be a holder of any Option Shares until the date of the issuance of a stock certificate to him or her for such shares and until such shares are paid for in full.

          6.   NOTICES.  Any notice required or permitted under this Agreement
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shall be deemed given when delivered personally, or when deposited in a United
States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at his address set forth below or such other address as he or she may designate in writing to the Corporation, or to the Corporation: Attention:
Joel S. Marcus (or his designee), at the Corporation's address or such other address as the Corporation may designate in writing to the Optionee.

          7.   FAILURE TO ENFORCE NOT A WAIVER.  The failure of the Corporation
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to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          8.   GOVERNING LAW.  This Agreement shall be governed by and construed
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according to the laws of the State of Maryland without regard to its principles of conflict of laws.

          9.   INCORPORATION OF PLAN.  The Plan is hereby incorporated by
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reference and made a part hereof, and the Option and this Agreement are subject to all of the terms and conditions of the Plan.

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          10.  AMENDMENTS.  This Agreement may be amended or modified at any
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time by an instrument in writing signed by the parties hereto.

          11.  RIGHTS AS A SHAREHOLDER.  Neither the Optionee nor any successor
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in interest shall have rights as a stockholder of the Corporation with respect to any of the Option Shares until the date of issuance of a stock certificate for such Option Shares.

          12.  AUTHORITY OF THE COMMITTEE.  The Committee shall have full
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authority to interpret and construe the terms of the Plan and this Option
Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

          IN WITNESS WHEREOF, the parties have executed this Agreement on this _____ day of ____ 199_.


                                            ALEXANDRIA REAL ESTATE
                                            EQUITIES, INC.


                                            By: ________________________________
                                                 Joel S. Marcus
                                                 Chief Executive Officer

                                            The undersigned hereby accepts and
                                            agrees to all the terms and
                                            provisions of the foregoing
                                            Agreement and to all the terms and
                                            provisions of the Plan herein
                                            incorporated by reference.


                                            ______________________________
                                                       Optionee


                                            ______________________________
                                            ______________________________
                                            ______________________________
                                                       Address

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